Exhibit 99.1
Compass, Inc. Reports Strong Second Quarter 2024 Results
All-Time High Net Income of $20.7 million
All-Time High Adjusted EBITDA of $77.4 million
Free Cash Flow Positive for 4 of the Last 5 Quarters
Increased Quarterly Market Share to 5.13%

New York, NY - July 31, 2024 - Compass, Inc. (NYSE: COMP) (“Compass” or “the Company”), the largest residential real estate brokerage in the United States by sales volume1 for the third year in a row, announced its financial results for the second quarter ended June 30, 2024.

“In light of a quarter where the real estate market saw historically low volume, I am particularly pleased that we achieved all-time high net income, all-time high Adjusted EBITDA, and generated positive free cash flow for the quarter, making the Company free cash flow positive in 4 of the last 5 quarters,” said Robert Reffkin, Founder and Chief Executive Officer of Compass. “Q2 revenue grew 14% year-over-year and we significantly grew the Number of Principal Agents2 with the addition of over 2,000 principal agents from the acquisitions of Latter & Blum and Parks Real Estate and over 500 principal agents organically.”

Reffkin continued, “Capitalizing on the structural advantages created by our end-to-end proprietary technology platform, national scale, top agent network and exclusive inventory, we have positioned Compass for what we believe will be significant upside when the market begins to recover.”

Kalani Reelitz, Chief Financial Officer of Compass said, “Our cash balance increased to $185.8 million at the end of Q2 and includes reductions for the $28.75 million antitrust litigation settlement payment and cash used in our strategic acquisitions of Latter & Blum and Parks Real Estate. In Q2 2024, we generated positive operating cash flow of $45.0 million and free cash flow3 of $40.4 million. We reduced OPEX4 in the second quarter to $217.4 million, an improvement of $20.9 million from Q2 2023 OPEX of $238.3 million.”

Q2 2024 Highlights:
•Revenue in Q2 2024 increased by 14% year-over-year to $1.7 billion as transactions increased 11.4%, while transactions declined by 3.3% for the entire residential real estate market in the second quarter, as reported by the National Association of Realtors (“NAR”). 9% of the revenue increase was attributable to our organic agents and 5% was attributable to M&A since the prior year period.
•GAAP Net income in Q2 2024 was $20.7 million, an improvement of $68.5 million from a net loss of $47.8 million in Q2 2023. The Net Income for Q2 2024 includes non-cash stock-based compensation expenses of $30.9 million, and depreciation and amortization of $21.4 million.
•Adjusted EBITDA5 (a non-GAAP measure) was $77.4 million in Q2 2024 compared to $30.1 million in Q2 2023. This is an improvement of $47.3 million.
•Operating Cash Flow / Free Cash Flow6 (a non-GAAP measure): During Q2 2024, operating cash flow was $45.0 million and free cash flow was $40.4 million. Operating free cash flow and free cash flow include the impact of the $28.75 antitrust litigation settlement payment.
•Cash and cash equivalents at the end of Q2 2024 was $185.8 million, and there were no outstanding draws on our revolving credit facility.

1 Compass was ranked number one in sales volume for 2023 by Real Trends in March 2024 for the third year in a row.
2 Excludes approximately 1,200 principal agents located in Texas who joined Compass during the second quarter of 2024 as part of the Latter & Blum Holdings, LLC acquisition. These agents operate with a flat fee / transaction fee based model, which is different from the Company's standard commission model.
3 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included within this press release.
4 Non-GAAP OPEX excludes Commissions and other related expenses, Depreciation and amortization, Stock-based compensation and other expenses excluded from the Company’s calculation of Adjusted EBITDA. We calculate non-GAAP OPEX annualized run rate by taking the sum of the quarter’s non-GAAP sales and marketing, operations and support, research and development, and general and administration expenses and multiplying it by four.
5A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included within this press release.
6A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included within this press release.

Q2 2024 Operational Highlights:
•National market share: In Q2 2024 quarterly market share was 5.13%, an increase of 50 basis points compared to Q2 2023 and an increase of 37 basis points sequentially from Q1 2024.
•Principal Agents7,8: At the end of Q2 2024, the number of principal agents was 16,997 compared to 13,698 in Q2 2023, an increase of 3,299 or 24% year-over-year. Sequentially, when comparing Q2 2024 to Q1 2024, we had an increase of 2,406 principal agents or 16.5% (which includes principal agent separations). We added 543 principal agents organically and approximately 2,375 principal agents from the acquisitions of Latter & Blum and Parks Real Estate in Q2 2024. We also continued the trend of strong agent retention, with 97.3% quarterly principal agent retention in Q2 2024.
•Transactions9: Compass agents closed 60,390 Total Transactions in Q2 2024, an increase of 11.4% compared to Q2 2023 (54,207). Transactions for the entire U.S. residential real estate market declined 3.3% for the same period, according to NAR.
•Gross Transaction Value (“GTV”)10: GTV was $65.0 billion in Q2 2024, an increase of 14.5% compared to Q2 2023 GTV of $56.8 billion, while the entire U.S. residential real estate market GTV increased 3.2% for the same period, according to NAR.
•Platform: The Compass end-to-end proprietary technology platform allows real estate agents to perform their primary workflows, from first contact to close, with a single log-in and without leaving the Compass platform. We are focused on:
◦Ongoing platform integration of our Title & Escrow business (expecting all T&E markets to be integrated by the end of Q3 2024);
◦Development of a client dashboard to facilitate collaboration between Compass agents and their clients in the course of a transaction (launching beta version in October 2024, with full delivery expected in early Q1 2025, before the Spring market);
◦Building Compass Make-Me-Move tool, which we believe will help convert some of our 100+ million CRM contacts into passive willing-to-sell inventory (launching in August 2024);
◦Rollout of team collaboration functionality to further increase the efficiency and productivity of our agent teams (expecting in second half of 2024);
◦Continued investment and deployment of Compass AI, including recent integration into our email and marketing tools; and
◦Driving internal cost efficiencies using technology, reducing costs in transactions operations and with external vendors.

Additional information can be found in the Company’s Q2 2024 Earnings Presentation, which can be found in the Investor Relations section of the Compass website at https://investors.compass.com.

Outlook
Q3 2024 Outlook:
•Revenue of $1.425 billion to $1.525 billion
•Adjusted EBITDA of $30 million to $50 million

7 During the first quarter of 2024, the Company began to report its agent statistics as of the quarter end. The Company's Number of Principal Agents and year-over-year and sequential change reported in this press release is based on the quarter end count for the second quarter of 2023 and 2024 and the first quarter of 2024.
8 Excludes approximately 1,200 principal agents located in Texas who joined Compass during the second quarter of 2024 as part of the Latter & Blum Holdings, LLC acquisition. These agents operate with a flat fee / transaction fee based model, which is different from the Company's standard commission model.
9 We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represents the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction.
10 Gross Transaction Value includes a de minimis number of new development and commercial brokerage transactions.

FY 2024 Outlook:
•Non-GAAP OPEX11 of $876 million to $896 million, reflecting an increase in both the low and high ends of the range of $9.0 million as a result of the Parks Real Estate acquisition that closed in May 2024. The midpoint of this range equates to $850 million for the Company’s “core” OPEX plus $15 million for 2023 accretive M&A, plus $21 million for 2024 accretive M&A.
•Expects to be free cash flow positive for full year 2024

We have not reconciled our guidance for Adjusted EBITDA to GAAP Net income (loss) because certain expenses excluded from GAAP Net income (loss) when calculating Adjusted EBITDA cannot be reasonably calculated or predicted at this time. Additionally, we have not reconciled our guidance for non-GAAP OPEX to GAAP OPEX because certain expenses excluded from GAAP OPEX cannot be reasonably calculated or predicted at this time. Accordingly, reconciliations are not available without unreasonable effort.

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures on a historical basis, see “Reconciliation of Net Income (Loss) Attributable to Compass, Inc. to Adjusted EBITDA”, “Reconciliation of GAAP OPEX to non-GAAP OPEX” and “Reconciliation of GAAP Operating Cash Flow to Free Cash Flow” in the financial statement tables included within this press release.

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Conference Call Information
Management will conduct a conference call to discuss the second quarter 2024 results as well as outlook at 5:00 p.m. ET on Wednesday July 31, 2024. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass, Inc. 2Q24 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call's completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.

Disclosure Channels
Compass uses its Investor Relations website, https://investors.compass.com, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the Securities and Exchange Commission, or the SEC, the investor relations page on our website (www.compass.com), press releases, public conference calls, public webcasts, our X (formerlyTwitter) feed (@Compass), our Facebook page, our LinkedIn page, our Instagram account, our YouTube channel, and Robert Reffkin’s X (formerly Twitter) feed (@RobReffkin) and Instagram account (@robreffkin). Accordingly, investors should monitor each of these disclosure channels.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance, including expected financial results for the third quarter of 2024, planned non-GAAP OPEX and free cash flow expectations for the full year of 2024, and our expectations for operational achievements. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general economic conditions, economic and industry downturns, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate; the effect of monetary policies of the federal government and it’s agencies; high interest rates; ongoing industry antitrust class action litigation (including lawsuits filed against us) or any related regulatory activities; any decreases in our gross commission income or the percentage of commissions that we collect; declining home inventory levels; our ability to carefully manage our expense structure; adverse
11 Non-GAAP OPEX excludes Commissions and other related expenses, Depreciation and amortization, Stock-based compensation and other expenses excluded from the Company’s calculation of Adjusted EBITDA, including the expense related to the proposed antitrust settlement. We calculate non-GAAP OPEX annualized run rate by taking the sum of the quarter’s non-GAAP sales and marketing, operations and support, research and development, and general and administration expenses and multiplying it by four. For a reconciliation of GAAP OPEX to non-GAAP OPEX on a historical basis see the financial statement tables included within this press release.

economic, real estate or business conditions in geographic areas where our business is concentrated and/or impacting high-end markets; our ability to continuously innovate, improve and expand our platform, including tools and features integrating machine learning and artificial intelligence; our ability to expand our operations and to offer additional integrated services; our ability to realize expected benefits from our joint ventures; our ability to compete successfully; our ability to attract and retain highly qualified personnel and to recruit agents; our ability to re-accelerate our business growth given our current expense structure; fluctuation in our quarterly results and other operating metrics; the loss of one or more key personnel; actions by our agents or employees that could adversely affect our reputation and subject us to liability; our ability to pursue acquisitions that are successful and can be integrated into our existing operations; changes in mortgage underwriting standards; our ability to maintain or establish relationships with third-party service providers; the impact of cybersecurity incidents and the potential loss of critical and confidential information; the reliability of our fraud detection processes and information security systems; depository banks not honoring our escrow and trust deposits; adoption of alternatives to full-service agents by consumers; our ability to develop and maintain an effective system of disclosure controls and internal control over financial reporting; covenants in our debt agreements that may restrict our borrowing capacity or operating activities; our abilities to use net operating losses and other tax attributes; changes in, and our reliance on, accounting standards, assumptions, estimates and business data; the dependability of our platform and software; our ability to maintain our company culture; our ability to obtain or maintain adequate insurance coverage; processing, storage, and use of personal information and other data, and compliance with privacy laws and regulations; natural disasters and catastrophic events; the effect of the claims, lawsuits, government investigations and other proceedings; changes in federal or state laws that would require our agents to be classified as employees; our ability to protect our intellectual property rights and our reliance on the intellectual property rights of third parties; the impact of having a multi-class structure of common stock; and other risks set forth in our annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.

More information about factors that could adversely affect our business, financial condition and results of operations, or that could cause actual results to differ from those expressed or implied in our forward-looking statements is included under the captions “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com/ and on the SEC website at www.sec.gov. All information herein speaks as of the date hereof and all forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, non-GAAP OPEX, and free cash flow, which are non-GAAP financial measures, in this press release. We use Adjusted EBITDA, non-GAAP OPEX and free cash flow in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA, non-GAAP OPEX and free cash flow are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA, non-GAAP OPEX and free cash flow have limitations as analytical tools. Therefore, you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, non-GAAP OPEX and free cash flow alongside other financial performance measures, including net income (loss) attributable to Compass, Inc., GAAP OPEX, operating cash flows and our other GAAP measures. In evaluating Adjusted EBITDA, non-GAAP OPEX and free cash flow, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Adjusted EBITDA, non-GAAP OPEX and free cash flow should not be construed to imply that our future results will be unaffected by the types of items excluded from these calculations of Adjusted EBITDA, non-GAAP OPEX and free cash flow. Adjusted EBITDA, non-GAAP OPEX and free cash flow are not presented in accordance with GAAP and the use of these terms vary from others in our industry. Reconciliations of these non-GAAP measures have been provided in the financial statement tables included within this press release, and investors are encouraged to review these reconciliations.

About Compass
Compass is the largest residential real estate brokerage in the United States by sales volume. Founded in 2012 and based in New York City, Compass provides an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time and manage their business more effectively. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners in the country, please visit www.compass.com.

Investor Contact
Kalani Reelitz
Investorrelations@compass.com

Media Contact
Rory Golod
rory@compass.com

Compass, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$185.8	$166.9
Accounts receivable, net of allowance	56.8	36.6
Compass Concierge receivables, net of allowance	33.2	24.0
Other current assets	44.7	54.5
Total current assets	320.5	282.0
Property and equipment, net	137.7	151.7
Operating lease right-of-use assets	404.1	408.5
Intangible assets, net	91.7	77.6
Goodwill	234.6	209.8
Other non-current assets	26.6	30.7
Total assets	$1,215.2	$1,160.3
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$17.8	$18.4
Commissions payable	106.5	59.6
Accrued expenses and other current liabilities	134.0	90.8
Current lease liabilities	100.2	98.9
Concierge credit facility	27.3	24.8
Total current liabilities	385.8	292.5
Non-current lease liabilities	397.4	410.2
Other non-current liabilities	30.3	25.6
Total liabilities	813.5	728.3
Stockholders’ equity
Common stock	—	—
Additional paid-in capital	3,028.4	2,946.5
Accumulated deficit	(2,630.0)	(2,517.8)
Total Compass, Inc. stockholders' equity	398.4	428.7
Non-controlling interest	3.3	3.3
Total stockholders' equity	401.7	432.0
Total liabilities and stockholders' equity	$1,215.2	$1,160.3

Compass, Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$1,700.6	$1,494.0	$2,754.7	$2,451.2
Operating expenses:
Commissions and other related expense (1)	1,405.3	1,224.0	2,267.6	2,014.9
Sales and marketing (1)	94.9	113.3	188.3	228.6
Operations and support (1)	83.1	83.0	162.1	164.1
Research and development (1)	47.4	45.4	94.4	94.3
General and administrative (1)	22.9	34.7	105.1	69.1
Restructuring costs	4.3	15.9	5.8	26.0
Depreciation and amortization	21.4	22.3	42.2	47.2
Total operating expenses	1,679.3	1,538.6	2,865.5	2,644.2
Income (loss) from operations	21.3	(44.6)	(110.8)	(193.0)
Investment income, net	1.4	2.5	2.5	5.4
Interest expense	(1.6)	(4.1)	(3.1)	(7.3)
Income (loss) before income taxes and equity in loss of unconsolidated entity	21.1	(46.2)	(111.4)	(194.9)
Income tax benefit	0.1	—	0.4	—
Equity in loss of unconsolidated entity	(0.4)	(0.7)	(1.2)	(2.2)
Net income (loss)	20.8	(46.9)	(112.2)	(197.1)
Net income attributable to non-controlling interests	(0.1)	(0.9)	—	(1.1)
Net income (loss) attributable to Compass, Inc.	$20.7	$(47.8)	$(112.2)	$(198.2)
Net income (loss) per share attributable to Compass, Inc., basic	$0.04	$(0.10)	$(0.23)	$(0.44)
Net income (loss) per share attributable to Compass, Inc., diluted	$0.04	$(0.10)	$(0.23)	$(0.44)
Weighted-average shares used in computing net income (loss) per share attributable to Compass, Inc., basic	498,664,877	460,960,349	494,332,571	455,538,666
Weighted-average shares used in computing net income (loss) per share attributable to Compass, Inc., diluted	509,884,022	460,960,349	494,332,571	455,538,666

(1) Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Commissions and other related expense	$—	$—	$—	$11.6
Sales and marketing	8.3	9.0	16.2	17.6
Operations and support	4.4	4.1	8.1	7.1
Research and development	15.2	12.6	30.1	23.0
General and administrative	3.0	13.3	9.4	24.6
Total stock-based compensation expense	$30.9	$39.0	$63.8	$83.9

Compass, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Six Months Ended June 30,
	2024	2023
Operating Activities
Net loss	$(112.2)	$(197.1)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	42.2	47.2
Stock-based compensation	63.8	83.9
Equity in loss of unconsolidated entity	1.2	2.2
Change in acquisition related contingent consideration	0.9	0.6
Bad debt expense	0.9	2.8
Amortization of debt issuance costs	0.4	0.4
Changes in operating assets and liabilities:
Accounts receivable	(19.3)	(24.1)
Compass Concierge receivables	(9.4)	5.9
Other current assets	12.4	12.4
Other non-current assets	4.3	9.4
Operating lease right-of-use assets and operating lease liabilities	(8.1)	9.5
Accounts payable	(1.2)	(4.9)
Commissions payable	46.2	49.0
Accrued expenses and other liabilities	31.5	0.6
Net cash provided by (used in) operating activities	53.6	(2.2)
Investing Activities
Investment in unconsolidated entity	(1.2)	—
Capital expenditures	(7.3)	(6.1)
Payments for acquisitions, net of cash acquired	(18.0)	—
Net cash used in investing activities	(26.5)	(6.1)
Financing Activities
Proceeds from exercise of stock options	4.8	2.9
Proceeds from issuance of common stock under Employee Stock Purchase Plan	1.1	1.4
Taxes paid related to net share settlement of equity awards	(14.1)	(10.3)
Proceeds from drawdowns on Concierge credit facility	23.6	29.3
Repayments of drawdowns on Concierge credit facility	(21.1)	(30.8)
Proceeds from drawdowns on Revolving credit facility	—	75.0
Repayments of drawdowns on Revolving credit facility	—	(75.0)
Payments related to acquisitions, including contingent consideration	(2.5)	(10.2)
Other	—	(0.5)
Net cash used in financing activities	(8.2)	(18.2)
Net increase (decrease) in cash and cash equivalents	18.9	(26.5)
Cash and cash equivalents at beginning of period	166.9	361.9
Cash and cash equivalents at end of period	$185.8	$335.4

Compass, Inc.
Reconciliation of Net Income (Loss) Attributable to Compass, Inc. to Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss) attributable to Compass, Inc.	$20.7	$(47.8)	$(112.2)	$(198.2)
Adjusted to exclude the following:
Depreciation and amortization	21.4	22.3	42.2	47.2
Investment income, net	(1.4)	(2.5)	(2.5)	(5.4)
Interest expense	1.6	4.1	3.1	7.3
Stock-based compensation	30.9	39.0	63.8	83.9
Income tax benefit	(0.1)	—	(0.4)	—
Restructuring costs	4.3	15.9	5.8	26.0
Acquisition-related expenses(1)	—	(0.9)	—	2.2
Litigation charge(2)	—	—	57.5	—
Adjusted EBITDA	$77.4	$30.1	$57.3	$(37.0)

(1) For the three months ended June 30, 2023, acquisition-related expenses include a $0.2 million loss as a result of changes in the fair value of contingent consideration and a $1.1 million gain related to acquisition consideration treated as compensation expense over the underlying retention periods. For the six months ended June 30, 2023, acquisition-related expenses include a $0.2 million loss as a result of changes in the fair value of contingent consideration and expense of $2.0 million related to acquisition consideration treated as compensation expense over the underlying retention periods.

(2) Represent a charge of $57.5 million incurred during the three months ended March 31, 2024 in connection with the Antitrust Lawsuits. 50% of the settlement was paid during the three months ended June 30, 2024, and the remaining 50% is expected to be paid during the three months ended June 30, 2025.

Compass, Inc.
Reconciliation of Operating Cash Flows to Free Cash Flow
(In millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$45.0	$53.3	$53.6	$(2.2)
Less:
Capital expenditures	(4.6)	(2.6)	(7.3)	(6.1)
Free cash flow	$40.4	$50.7	$46.3	$(8.3)

Compass, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP Commissions and other related expense	$1,405.3	$1,224.0	$2,267.6	$2,014.9
Adjusted to exclude the following:
Stock-based compensation	—	—	—	(11.6)
Non-GAAP Commissions and other related expense	$1,405.3	$1,224.0	$2,267.6	$2,003.3

GAAP Sales and marketing	$94.9	$113.3	$188.3	$228.6
Adjusted to exclude the following:
Stock-based compensation	(8.3)	(9.0)	(16.2)	(17.6)
Non-GAAP Sales and marketing	$86.6	$104.3	$172.1	$211.0

GAAP Operations and support	$83.1	$83.0	$162.1	$164.1
Adjusted to exclude the following:
Stock-based compensation	(4.4)	(4.1)	(8.1)	(7.1)
Acquisition-related expenses	—	0.9	—	(2.2)
Non-GAAP Operations and support	$78.7	$79.8	$154.0	$154.8

GAAP Research and development	$47.4	$45.4	$94.4	$94.3
Adjusted to exclude the following:
Stock-based compensation	(15.2)	(12.6)	(30.1)	(23.0)
Non-GAAP Research and development	$32.2	$32.8	$64.3	$71.3

GAAP General and administrative	$22.9	$34.7	$105.1	$69.1
Adjusted to exclude the following:
Stock-based compensation	(3.0)	(13.3)	(9.4)	(24.6)
Litigation charge	—	—	(57.5)	—
Non-GAAP General and administrative	$19.9	$21.4	$38.2	$44.5

Compass, Inc.
Non-GAAP Operating Expenses Excluding Commissions and Other Related Expense
(In millions, unaudited)

	Three Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Sales and marketing	$106.7	$104.3	$95.1	$94.3	$85.5	$86.6
Operations and support	75.0	79.8	78.4	75.7	75.3	78.7
Research and development	38.5	32.8	34.4	33.1	32.1	32.2
General and administrative	23.1	21.4	10.9	20.5	18.3	19.9
Total non-GAAP operating expenses excluding commissions and other related expense	$243.3	$238.3	$218.8	$223.6	$211.2	$217.4